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                                                                 Exhibit 10.3(b)

Easement, License and Attachment Agreement (Morgantown) between Potomac Electric Power Company, Southern Energy Mid-Atlantic, LLC and Southern Energy Piney Point, LLC dated as of December 19, 2000

Easement, License and Attachment Agreement (Chalk Point) between Potomac Electric Power Company, Southern Energy Chalk Point, LLC and Southern Energy Piney Point, LLC dated as of December 19, 2000